UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 3, 2017

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 Woodbine Avenue, Suite 300

Markham, Ontario, Canada L3R 4G8

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

☐ Emerging Growth Company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on August 1, 2017. The stockholders were asked to vote on the four proposals listed below, which were described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 21, 2017. The final voting results for each proposal are set forth below.

Proposal 1 – Each of the four nominees for director was elected by the Company’s stockholders. The vote tabulation was as follows:

Nominee	For	Withheld	Broker Non-Votes
Clarke Bailey	7,894,254	579,023	6,378,641
David Sandberg	7,704,044	769,233	6,378,641
Edward Smith	7,920,114	553,163	6,378,641
J. Randall Waterfield	7,612,244	861,033	6,378,641
Frederick Wasserman	7,604,914	868,363	6,378,641

Proposal 2 – The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2017 was approved by the Company’s stockholders. The vote tabulation was as follows:

For	Against	Abstain
13,555,511	1,249,120	47,287

Proposal 3 – The ratification of the extension of the SMTC Corporation Tax Benefits Preservation Plan for an additional three year period.

For	Against	Abstain	Broker Non-Votes
7,849,553	604,874	18,850	6,378,641

Proposal 4 – The non-binding advisory vote regarding the compensation of the Company’s named executives was approved by the Company’s stockholders. The vote tabulation was as follows:

For	Against	Abstain	Broker Non-Votes
7,880,192	482,590	110,495	6,378,641

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2017	SMTC CORPORATION

	By:	/s/ Edward Smith
	Name:	Edward Smith
	Title:	President and Chief Executive Officer